UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2009
SoundBite Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 897-2500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 2009 Management Cash Compensation Plan
EX-10.2 Compensatory Arrangements with Outside Directors (Amended and Restated as of May 20, 2009)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
A. Adoption of 2009 Management Cash Compensation Plan
     On May 20, 2009, the board of directors adopted and approved a 2009 management cash compensation plan, or the Compensation Plan, for the following executive officers, or the Plan Executives:
•	James A. Milton, President and Chief Executive Officer;

•	Robert C. Leahy, Chief Operating Officer and Chief Financial Officer;

•	Timothy R. Segall, Chief Technology Officer;

•	Mark D. Friedman, Chief Marketing and Business Development Officer; and

•	Jeffrey J. Struzenski, Executive Vice President, Sales.
The Compensation Plan was initially considered and approved, subject to board approval, by the compensation committee at meetings held in March and April 2009. The principal terms of the Compensation Plan are summarized below.
     The Compensation Plan has two components: (a) base salary and (b) variable performance-based compensation. In establishing the participants’ base salaries and bonus levels for 2009, the Compensation Committee reviewed information previously provided by an independent executive compensation consulting firm for purposes of establishing 2008 compensation, together with updates of that information prepared by management at the request of the Compensation Committee. The Compensation Committee determined that, in light of existing economic conditions and SoundBite’s needs and stage of development, it was not necessary to engage an executive compensation consulting firm to perform a new review of senior management compensation for purposes of the Compensation Plan. The recommended 2009 base salaries and bonus levels were based on a number of factors, including the status of the competitive marketplace for executives in comparable positions, the responsibilities of the positions, the experience of the Plan Executives and the knowledge required of the Plan Executives.
     Base Salaries
     The 2009 annual base salaries of the Plan Executives as established under the Compensation Plan are as follows:
•	James A. Milton, $325,000;

•	Robert C. Leahy, $240,000

•	Timothy R. Segall, $225,000

•	Mark D. Friedman, $225,000; and

•	Jeffrey J. Struzenski, $168,750
     Mr. Milton’s annual base salary was established pursuant to the terms of our employment offer letter with him dated April 21, 2009, a copy of which is included as Exhibit 10.1 to the current report on Form 8-K that we filed with the SEC on April 21, 2009.
     Variable Performance-Based Compensation
     The aggregate target bonus amount established under the Compensation Plan for all participants is $406,667, subject to a cap in an amount equal to:
     (a) 50% of our 2009 pro forma operating income (as defined by the Compensation Committee), less
     (b) the amount of any employee bonuses paid or accrued outside the Compensation Plan and recorded in 2009.
     The portion of the aggregate target bonus payable to all Plan Executives will be based upon components for revenue growth, pro forma operating income, and organizational goals and objectives, each as determined and weighted by the Compensation Committee. In connection with the foregoing, the Compensation Committee is

2

responsible for identifying organizational goals and objectives and for evaluating and determining the extent to which each of those organizational goals and objectives is satisfied as of December 31, 2009.
     The portion of the aggregate bonus target payable to all Plan Executives, if any, will be allocated among the Plan Executives in accordance with the following percentages:
•	James A. Milton, 28.69% (maximum of $116,667);

•	Robert C. Leahy, 27.05% (maximum of $110,000);

•	Timothy R. Segall, 18.44% (maximum of $75,000);

•	Mark D. Friedman, 18.44% (maximum of $75,000); and

•	Jeffrey J. Struzenski, 7.38% (maximum of $30,000).
     Bonus amounts payable under the Compensation Plan will be due within 30 days after the later of (a) the completion of the audit of our consolidated financial statements for 2009 and (b) the approval by the Compensation Committee of the bonus amounts payable under the Compensation Plan.
     A copy of the Compensation Plan is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.
B. Amendment of Compensatory Arrangements with Outside Directors
     On May 20, 2009, the board of directors elected Eileen M. Rudden to serve as the chair of the board. Ms. Rudden succeeds Peter R. Shields, who resigned as the chair and a director effective April 30, 2009.
     In connection with the election of Ms. Rudden as its first non-executive chair, the board amended our Compensatory Arrangements with Outside Directors to provide that, for the remainder of 2009, the board chair shall receive a retainer fee equal to $15,000 on an annualized basis.
     A copy of the Compensatory Arrangements with Outside Directors, as amended and restated as of May 20, 2009, is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

10.1	2009 Management Cash Compensation Plan

10.2	Compensatory Arrangements with Outside Directors (Amended and Restated as of May 20, 2009)

3

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDBITE COMMUNICATIONS, INC.
Date: May 26, 2009	By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2009 Management Cash Compensation Plan

10.2	Compensatory Arrangements with Outside Directors (Amended and Restated as of May 20, 2009)